UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2008

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8500 College Boulevard Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 383-9700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry Into a Material Definitive Agreement.

On September 11, 2008, The Bank of New York (the “Trustee”), solely in its capacity as trustee under the Master Trust Indenture dated December 10, 2007, Series 2007-A Supplement dated December 10, 2007 and Master Trust Indenture dated July 1, 2007 (collectively, the “Indentures”), filed suit against Aleritas Capital Corporation, formerly known as Brooke Credit Corporation (“Aleritas”) which is a majority-owned subsidiary of Brooke Corporation (the “Company”), the Company, Brooke Capital Corporation (“Brooke Capital”) which is a majority-owned subsidiary of the Company, Brooke Capital Advisers, Inc. (“BCA”), Brooke Agency Services Company LLC and Robert D. Orr (collectively, the “Brooke Parties”) alleging misappropriation of funds pledged to the Trustee on behalf of noteholders (the “securitization investors”) under securitization documents (the “Securitization Documents”) relating to the Indentures. The action requested that the Trustee be entitled to all remedies available to it under the Indentures, including liquidation of any collateral, that the court appoint a receiver to take control of the Brooke Parties, plaintiff’s costs and other relief the court deems equitable and just.

The management of the Company believes that the suit was initiated after by attempts by the Brooke Parties to collect past due servicing fees and expenses from the securitization investors. The Securitization Documents require servicing fees and expenses to be paid prior to any distributions to securitization investors; however, the payment of such fees to Brooke Capital has been delayed. The Company estimates that the Brooke Parties are owed approximately $4 million for 2008 servicing fees and expenses, and the Brooke Parties intend to pursue collection of such fees for prior years, which could be approximately $15 million for 2007 and $10 million for 2006.

On September 17, 2008, the Brooke Parties and the Trustee consented to an order (the “Order”) appointing Albert A. Riederer, as special master (the “Special Master”) with respect to the Company, Brooke Capital and BCA (collectively, the “Special Master Entities”). The Order is filed as Exhibit 10.1 hereto and is incorporated herein by reference into this Item 1.01.

Pursuant to the Order, the Special Master is to administer the Special Master Estate which is defined to include (a) all monies, and all accounts into which monies have been or may hereafter be deposited or invested, of any of the Special Master Entities or their subsidiaries; (b) all contract rights of the Special Master Entities and their subsidiaries related in any way to (i) loans and related assets sold in any of the securitizations (the “Securitized Loans”), (ii) loans and related assets of Aleritas or any of the Special Master Entities or their subsidiaries made to the borrowers on the Securitized Loans, whether owned by Aleritas or a Special Master Entity, participated to other lenders, subject to any lien or security interest of any third party, or otherwise (the “Related Loans”), (iii) all franchise and other agreements with any of the borrowers (the “Borrower-Franchisees”) on any of the Securitized Loans or Related Loans, and (iv) all contracts with insurance companies under which any of the Borrower-Franchisees may have or may hereafter write policies of insurance for customers; (c) all written or electronic records maintained by or for the Special Master Entities or their subsidiaries relating to the foregoing (together with related software, licenses and systems); and (d) to the extent required to carry out the purposes of the Order, all other real and personal property of the Special Master Entities and their subsidiaries.

In addition, pursuant to the Order the Special Master shall have and possess the following powers and rights to administer and manage the Special Master Estate in a commercially reasonable manner, including but not limited to the power and authority:

(a) to take custody, control and possession of all records, assets, funds, bank accounts, brokerage accounts, premises and other materials of any kind in the possession of or under the direct or indirect control of the Special Master Entities related to the Special Master Estate, and to direct the application thereof as set forth in the agreements of the Special Master Entities and their subsidiaries governing the same (including, without limitation, the agreements governing the Securitizations);

(b) to manage, control, operate and maintain the Special Master Estate;

(c) to have the governance of the Special Master Entities and conduct the business operations of the Special Master Entities to implement the purpose of this Order, and to maintain the ordinary course of business of the Special Master Entities including the continuation and termination of any contract, employment arrangement and all other aspects of any active business operation:

(d) to contact and negotiate in the ordinary course of business with any creditors or contract counterparties of the Special Master Entities or their subsidiaries for the purpose of compromising or settling any claim included in the Special Master Estate, but excluding any claims or counterclaims among the parties to this case or otherwise involving the Securitizations;

(e) to open or close bank accounts or other depository accounts, in the name of the Special Master Entities or their subsidiaries (subject to the terms of the Securitizations) on behalf of the Special Master Estate;

(f) to exercise, in a manner consistent with the documentation for the Securitization in question (including, without limitation, the limitations on the activities of each bankruptcy remote entity involved therein set forth in the limited liability company agreement of such bankruptcy remote entity), any rights the Special Master Entities may have as the holder of any membership interest in the bankruptcy remote entities created in respect of such securitization, including the right to appoint officers and directors of such bankruptcy remote entity, and for avoidance of doubt, the Special Master shall assure that there is at all times one Independent Director (as such term is used in the limited liability company agreement of such bankruptcy remote entity) of such bankruptcy remote entity as required by the limited liability company agreement of such bankruptcy remote entity;

(g) to enter into an agreement with TBS and TBSIA, as consultants to the Special Master, to allow the operations conducted by the Master Agent Servicer to be transferred to TBSIA or other consultants approved by the Special Master in an orderly manner and implement a restructuring of the premium and commission collection and payment process;

(h) to make payment from funds of the Special Master Entities of all premiums due insurance companies, and of all net commissions due franchise agents;

(i) to take control of all franchisee receipts of premiums and commissions and make timely payment of all premiums to insurance companies and of all net commissions to franchise agents after setting aside loan payments due under the Securitized Loans and Related Loans and transferring those funds in accordance with the governing agreements;

(j) to exclusively authorize on behalf of the Special Master Entities or their subsidiaries the distribution of funds from collection accounts as provided under the waterfall provisions of the Securitization Documents; and

(k) to take such other action as may be approved by the Court.

The Order also requires that the Company use its best efforts at all times to maintain a board of directors (the “Board”), a majority of which are independent directors (as defined by the Nasdaq Marketplace Rules). In the event of a failure for 45 days of the Board to name a new or replacement independent director to maintain a majority of independent directors, the Special Master shall be entitled to make such appointment. Furthermore, the Order requires the Company to amend its organizational documents to require the appointment of a special director whose approval is required prior to the Company filing any voluntary petition under Title 11 of the Federal Bankruptcy Code or seeking relief under similar state laws.

Item 2.04—Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 17, 2008, The Stockton National Bank (the “Lender”) provided notice to the Company of its election to accelerate all amounts payable under a promissory note made by the Company to the Lender dated August 28, 2007 in the original principal sum of $4,500,000 as modified by First Extension of Note effect as of June 28, 2008 (the “Note”). In the notice, the Lender stated that the Company failed to make payment when due, which failure caused the Company to be in default of the terms and conditions of the Note. Currently, the Company owes principal under the Note of $4,090,000, plus accrued interest in the amount of $22,783.56 as of September 17, 2008, and interest thereafter on the outstanding principal at a default rate of 14.50% per annum, totaling $1,624.79 per day.

Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 17, 2008, Robert D. Orr, Chairman of the Board of the Company, resigned from his position effective immediately.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

10.1	Consent Order Appointing a Special Master dated September 17, 2008

This Current Report on Form 8-K contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will accomplish its objectives in the litigation with Bank of New York Mellon, the availability of funding sources, liquidity, the exposure to market risks, changes in the law and in economic, political and regulatory environments, changes in management, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CORPORATION

By:	/s/ Carl Baranowski
Carl Baranowski
General Counsel

Date:	September 22, 2008

EXHIBIT INDEX

10.1	Consent Order Appointing a Special Master dated September 17, 2008